UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 21, 2006
GREAT WALL ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	333-110906	20-0178991

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Madison Avenue, 15th Floor, New York, New York	10021

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 753-0804
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
On November 21, 2006, the Company determined that it was required to restate its previously issued unaudited financial statements for the quarter ended September 30, 2006, appearing in its Quarterly Report on Form 10-QSB for that quarter, to record an expense of professional fees incurred but not recorded, in addition to those already recorded, for those periods. The restatement (i) increased current liabilities and decreased stockholders equity by $150,000 at September 30, 2006, (ii) resulted in an increase in net loss of $150,000 to approximately $356,000, or $0.06 per share (as compared to net loss of approximately $206,000, or $0.04 per share, as previously reported) for the nine months ended September 30, 2006, and (iii) resulted in net loss of approximately $115,000, or $0.02 per share (as compared to net income of $35,261, or $0.01 per share, as previously reported), for the three months ended September 30, 2006.
The authorized officer of the Company has discussed with Goldstein Golub Kessler LLP, the Company’s independent registered public accounting firm (“GGK”), the matters disclosed in this Current Report on Form 8-K.
On November 24, 2006 the Company filed an amended quarterly report on Form 10-QSB/A to reflect the foregoing matters.
WHERE YOU CAN FIND MORE INFORMATION
In connection with the proposed acquisition of ChinaCast Communication Holdings Limited (“ChinaCast”), the Company has filed a registration statement on Form S-4 (Registration No. 333-134098) with the U.S. Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the preliminary proxy statement/prospectus contained therein and the definitive proxy statement/prospectus which is expected to be distributed to stockholders, and any other relevant documents filed with the SEC, because they contain important information about the Company, ChinaCast and the proposed transaction, including detailed risk factors. The preliminary and definitive proxy statement/prospectus and other documents filed by the Company are available free of charge at the SEC’s website, http://www.sec.gov, or by directing a request to Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York, 10021, Attention: Richard Xue. ChinaCast is a public company listed on the on the Main Board of the Singapore Exchange Securities Trading Limited. Copies of filings made by ChinaCast with the Singapore Exchange are available on its web site, http://www.sgx.com.sg.
Great Wall, ChinaCast and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in the Company’s Form S-4 registration statement. Information contained in the preliminary proxy statement/prospectus included in the Company’s Form S-4 registration statement is not complete and may be changed, and neither that document nor this is an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted. No such sales may be made until the registration statement becomes effective.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2006	GREAT WALL ACQUISITION CORPORATION
	By:	/s/ Kin Shing Li
		Name:	Kin Shing Li
		Title:	Chairman of the Board, Chief Executive Officer and Secretary